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                                                                    EXHIBIT 5.1
                                  BRUCK & PERRY
                           A PROFESSIONAL CORPORATION
                            500 NEWPORT CENTER DRIVE
                                    SUITE 700
                             NEWPORT BEACH, CA 92660
                                 (714) 719-6000

                                 March 11, 1998

Colmena Corp.
25100 Detroit Road
Westlake, Ohio 44145

        Re:    REGISTRATION STATEMENT ON FORM S-8
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Gentlemen:

        As counsel for Colmena Corp., a Delaware corporation (the "Company"), we have examined its Certificate of Incorporation, as amended, Bylaws, as amended, and such other corporate records, documents and proceedings, and such questions of law as we have deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Registration Statement on Form S-8 of the Company as filed with the Securities and Exchange Commission, covering the registration under the Securities Act of 1933, as amended, of a total of 2,900,000 shares of $.01 par value common stock ("Common Stock"), including the exhibits and form of Prospectus (the "Prospectus") pertaining thereto, and any amendments thereto (collectively, the "Registration Statement").

        Upon the basis of such examination, we are of the opinion that:

        1. The Company is a corporation duly authorized and validly existing in good standing under the laws of the State of Delaware, with all requisite power to conduct the business described in the Registration Statement.

        2. The Common Stock registered pursuant to the Registration Statement have been duly and validly authorized and, subject to the payment therefore, pursuant to the terms contemplated in the final Prospectus, such Common Stock will be duly and validly issued as fully paid and non-assessable securities of the Company.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ BRUCK & PERRY